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                                                                    EXHIBIT 99.1

                            POWERWAVE TECHNOLOGIES
                        ANNOUNCES COMMON STOCK BUY BACK

IRVINE, Calif., December 11, 1997 -- Powerwave Technologies, Inc. (NASDAQ:PWAV) today announced that it's Board of Directors has authorized the Company to repurchase up to 1 million shares of its Common Stock in open market transactions. The Board of Directors took this action in light of the recent decline in the market price of the Company's Common Stock, which is traded on the NASDAQ National Market under the symbol PWAV. All shares repurchased will be utilized by the Company in its employee stock option programs covering future option grants.

     "Powerwave and our Board of Directors believe that the Company is currently being undervalued by the market," stated Bruce C. Edwards, President and Chief Executive Officer. "We believe that our significant business exposure to the Korean market has contributed to the stock's decline. Our current fourth quarter performance continues on track, while the Company continues to closely monitor the situation in Korea and the Asian markets in general as it moves into fiscal 1998."

Company Background

     Powerwave Technologies, Inc., an ISO 9001 quality certified company, is a leading supplier of high performance RF power amplifiers for use in wireless communications networks. Powerwave designs, manufacturers and markets both single carrier and multi-carrier amplifiers, with a primary focus on multi-carrier amplifiers. Powerwave's products are utilized in both cellular and PCS base stations in both digital and analog networks. Powerwave also produces RF power amplifiers for the land mobile radio market. Corporate headquarters are located at 2026 McGaw Avenue, Irvine, Calif. 92614. Telephone (714) 757-0530. For more information on Powerwave's high performance ultra-linear RF power amplifiers and amplifier systems,

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please call (888)-PWR-WAVE (797-9283) or visit our web site at
http://www.POWERWAVE.com.

Forward-Looking Statements

     Statements contained in this press release which are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to: dependence on a limited number of customers in the Korean marketplace; reductions in orders from new or existing customers; potential deterioration of business and economic conditions in the Company's customers marketplaces, including the Korean marketplace; limited number of potential customers; intensely competitive industry with increasing price competition; variability in gross margins on new products and resulting impacts on operating results; continued success in the design of new amplifier products and the ability to manufacture in quantity such new products; continued favorable business conditions and growth in the wireless communications market; and dependence on certain suppliers for single-sourced components. In addition, prior financial performance and customer orders are not necessarily indicative of the results that may be expected in the future and the Company believes that such comparisons cannot be relied upon as indicators of future performance. Additional factors which could affect the Company's operating and financial results are described in the Company's Form S-1 dated June 30, 1997 and Form 10-Q for the period ended September 28, 1997, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed or to be filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these

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forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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